Consent of Independent Registered Public Accounting Firm




We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Statements" and "Representations and Warranties" in the Proxy Statement/Prospectus and to the incorporation by reference of our reports dated November 24, 2004, with respect to the financial statements and financial highlights of the Principal Balanced Fund, Inc., Principal Capital Value Fund, Inc., Principal Partners LargeCap Value Fund, Inc., Principal Equity Income Fund, Inc., Principal Partners Blue Chip Fund, Inc., Principal Partners LargeCap Blend Fund, Inc., Principal LargeCap Stock Index Fund, Inc., Principal Growth Fund, Inc., Principal Partners Equity Growth Fund, Inc., Principal MidCap Fund, Inc., Principal Partners MidCap Growth Fund, Inc., Principal SmallCap Fund,
Inc.,  Principal  Partners  SmallCap  Growth Fund,  Inc.,  Principal Real Estate
Securities Fund, Inc., Principal Bond Fund, Inc., Principal Government Securities Income Fund, Inc., Principal Tax-Exempt Bond Fund, Inc., Principal International Fund, Inc., Principal International SmallCap Fund, Inc., Principal Limited Term Bond Fund, Inc., Principal Cash Management Fund, Inc. and Principal International Emerging Markets Fund, Inc. (collectively the Principal Mutual Funds) and Principal Investors Fund, Inc., incorporated by reference in this Registration Statement Under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
March 8, 2005